     As filed with the Securities and Exchange Commission on March 22, 2002

                                                  REGISTRATION NO. 333 -
===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    under the
                             SECURITIES ACT OF 1933

                              ARTIFICIAL LIFE, INC.
             (Exact name of Registrant as specified in its charter)

         Delaware                                              04-3253298
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                          919 Third Avenue, Suite 2734
                            New York, New York 10022
                                 (212) 829-4386
                    (Address of Principal Executive Offices)

                ARTIFICIAL LIFE, INC. 1998 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                              Eberhard Schoeneburg
                      President and Chief Executive Officer
                              Artificial Life, Inc.
                          919 Third Avenue, Suite 2734
                            New York, New York 10022
                                 (212) 829-4386
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 with copies to:

                               Robert Duggan, Esq.
               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                              One Financial Center
                           Boston, Massachusetts 02111
                                 (617) 542-6000

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                           Proposed              Proposed

           Title of                Amount to be            Maximum                Maximum             Amount of
 securities to be registered       Registered(1)        Offering price           Aggregate        registration fee
                                                         per share(2)        offering price(2)
--------------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par value         1,000,000              $0.83                $830,000              $83.00
====================================================================================================================

(1) The number of shares of common stock, par value $.01 per share ("Common Stock"), stated above consists of the aggregate number of additional shares which may be sold upon the exercise of options which may hereafter be granted under the Artificial Life, Inc. 1998 Equity Incentive Plan (the "Plan"). The maximum number of shares which may be sold upon the exercise of such options granted under the Plan are subject to adjustment in accordance with certain anti-dilution and other provisions of said Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act and is based upon the average of the bid and asked prices per share of the Common Stock on the Nasdaq Over the Counter Bulletin Board as of a date (March 20, 2002) within 5 business days prior to filing this Registration Statement.
===============================================================================

                                EXPLANATORY NOTE

         Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the "Commission") to register an additional 1,000,000 shares of Common Stock of the Registrant to be issued under the Artificial Life, Inc. 1998 Equity Incentive Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
--------------------------------------------------------

         The following documents filed by the Registrant with the Commission are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Commission on April 2, 2001, as amended by the Registrant's Annual Report on Form 10-K/A for the year ended December 31, 2000, as filed with the Commission on April 24, 2001.

         (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, as filed with the Commission on May 15, 2001, August 14, 2001 and November 14, 2001 respectively.

         (c) The Registrant's Current Reports on Form 8-K filed with the Commission on March 27, 2001, June 11, 2001 and August 21, 2001.

         (d) The description of the Common Stock of the Registrant contained in the Registrant's Registration Statement on Form 8-A (File No. 000-25075), filed under the Securities Exchange Act of 1934 on November 18, 1998, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4.  Description of Securities
-----------------------------------

         Not applicable.


Item 5.  Interests of Named Experts and Counsel
-----------------------------------------------

         The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. As of March 21, 2002, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., members and certain affiliates of that firm owned an aggregate of approximately 85,000 shares of Common Stock of the Registrant, held options to purchase an aggregate of approximately 365,430 shares of Common Stock of the Registrant, which options are immediately exercisable, and held warrants to purchase an aggregate of approximately 385,000 shares of Common Stock of the Registrant, which warrants are immediately exercisable.

Item 6.  Indemnification of Directors and Officers
--------------------------------------------------
         Incorporated by reference from the Registrant's Registration Statement on Form S-8 (File No. 333-87729).


Item 7. Exemption from Registration Claimed
-------------------------------------------

         Not applicable.

Item 8.  Exhibits
-----------------

4.1 Form of Common Stock Certificate (Filed as Exhibit 4.1 to Registrant's Registration Statement on Form S-1, as amended, File No. 333-64619, and incorporated herein by reference).

4.2 Restated Certificate of Incorporation (Filed as Exhibit 3.2 to Registrant's Registration Statement on Form S-1, as amended, File No. 333-64619, and incorporated herein by reference).

4.3 Restated By-Laws (Filed as Exhibit 3.4 to Registrant's Registration Statement on Form S-1, as amended, File No. 333-64619, and incorporated herein by reference).

5.1 Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

23.1 Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

23.2     Consent of Wolf & Company, P.C.

99.1 1998 Equity Incentive Plan (Filed as Exhibit 10.10 to Registrant's Registration Statement on Form S-1, as amended, File No. 333-64619).


Item 9.  Undertakings.
---------------------

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

             Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on March 22, 2002.


                                          ARTIFICIAL LIFE, INC.


                                          By: /s/ Eberhard Schoeneburg
                                          -------------------------------------
                                          Eberhard Schoeneburg
                                          President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

     Signature                                   Title                                   Date

/s/ Eberhard Schoeneburg            Chief Executive Officer and Director             March 22, 2002
------------------------            (Principal Executive Officer)
Eberhard Schoeneburg

/s/ Phaik Chin Lim                  Chief Financial Officer                          March 22, 2002
------------------                  (Principal Financial and Accounting Officer)
Phaik Chin Lim

/s/ Gert Hensel                     Director                                         March 22, 2002
---------------
Dr. Gert Hensel

/s/ Hartmut Meyer                   Director                                         March 13, 2002
-----------------
Hartmut Meyer

/s/ Claudia Alsdorf                 Director                                         March 22, 2002
-------------------
Claudia Alsdorf

/s/ Frank Namyslik                  Director                                         March 22, 2002
------------------
Frank Namyslik

                                  EXHIBIT INDEX

Exhibit
Number       Description
-------      -----------

4.1 Form of Common Stock Certificate (Filed as Exhibit 4.1 to Registrant's Registration Statement on Form S-1, as amended, File No. 333-64619, and incorporated herein by reference).

4.2 Restated Certificate of Incorporation (Filed as Exhibit 3.2 to Registrant's Registration Statement on Form S-1, as amended, File No. 333-64619, and incorporated herein by reference).

4.3 Restated By-Laws (Filed as Exhibit 3.4 to Registrant's Registration Statement on Form S-1, as amended, File No. 333-64619, and incorporated herein by reference).

5.1 Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

23.1         Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
             (included in opinion of counsel filed as Exhibit 5).

23.2         Consent of Wolf & Company, P.C.

99.1 1998 Equity Incentive Plan (Filed as Exhibit 10.10 to Registrant's Registration Statement on Form S-1, as amended, File No. 333-64619).